Exhibit 23.1


                                  Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Enova Systems, Inc. on Form S-8 of our report, dated March 10, 2005, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-K of Enova Systems, Inc. for the year ended December 31, 2004.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 26, 2005